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                                                                     EXHIBIT 21
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                              NUEVO ENERGY COMPANY
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Subsidiaries of the Registrant
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   NAME                                        State of Incorporation
   ----                                        ----------------------

   Rubicon Venture, Inc.                              Delaware

   Nuevo Congo Company                                Delaware

   The Congo Holding Company                          Texas

   Nuevo Financing I                                  Delaware

   Nuevo Ghana, Inc.                                  Delaware

   Nuevo International Inc.                           Delaware

   Nuevo Congo Ltd.                                   Cayman Islands

   Nuevo International Holdings Ltd.                  Cayman Islands

   Nuevo Tunisia Ltd.                                 Cayman Islands

   Pacific Interstate Offshore Company                California